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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-225503

         PROSPECTUS SUPPLEMENT

(to the Prospectus
dated July 16, 2018)

Capstone Turbine Corporation

$2,781,658

Common Stock

         We previously entered into a sales agreement with H.C. Wainwright & Co., LLC, or Wainwright, dated June 7, 2018 as amended July 15, 2020, relating to shares of our common stock offered by this prospectus supplement and accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $2,781,658 from time to time through Wainwright acting as our sales agent.

         Our common stock is listed on the Nasdaq Capital Market under the symbol "CPST." On July 14, 2020, the closing sales price of our common stock on the Nasdaq Capital Market was $3.06 per share.

         Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be "at the market" equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the sales agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Wainwright will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

         Wainwright will be entitled to compensation at a fixed commission rate equal to 3.0% of the gross proceeds per share sold under the sales agreement. In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts.

         As of July 14, 2020, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $37,222,126, which amount is based on 11,023,921 shares of common stock outstanding, of which 10,789,022 shares of common stock were held by non-affiliates, and a per share price of $3.45, which was the last reported sale price of our common stock on July 1, 2020. Pursuant to General Instruction I.B.6. of Form S-3, so long as our public float remains below $75.0 million, in no event will we sell securities with a value of more than one-third of our public float in any 12-month period under the registration statement of which this prospectus supplement is a part. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have offered and sold securities with an aggregate value of $9,625,717 pursuant to General Instruction I.B.6 of Form S-3.

         Investing in our securities involves risks. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See "Risk Factors" beginning on page S-4 of this prospectus supplement, page 4 of the accompanying prospectus, as well as the documents we file with the Securities and Exchange Commission that are incorporated by reference herein for more information.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

Prospectus Supplement dated July 15, 2020.

Prospectus Supplement

Prospectus

S-i

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectuses we may provide to you in connection with this offering. We have not, and Wainwright has not, authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectuses we may provide to you in connection with this offering is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. By using a shelf registration statement, we may offer shares of our common stock having an aggregate offering price of up to $2,781,658 from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

        We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, including the documents incorporated by reference, which provides you with more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference in this prospectus supplement that we filed with the SEC subsequent to the date of the prospectus.

        Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you when making your investment decision. You should also read and consider the information in the documents we have referred you to in the section of the accompanying prospectus entitled "Where You Can Find More Information."

        No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights certain information about us and this offering and appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and does not contain all of the information that may be important to you and does not contain all of the information that you should consider before investing in our securities. For a more complete understanding of our business and the securities we are offering, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein in their entirety, including the risk factors beginning on page S-4 and the financial statements and related notes. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus supplement to "Capstone," "we," "us," or "our" or similar references refer to Capstone Turbine Corporation and its subsidiaries, and references to our fiscal years refer to our fiscal years ending March 31.

Capstone Turbine Corporation

        We develop, manufacture, market and service microturbine technology solutions for use in stationary distributed power generation and distribution networks applications, including energy efficient cogeneration combined heat and power, integrated combined heat and power, and combined cooling, heat and power, as well as renewable energy, natural resources, and critical power supply applications. Microturbines allow customers to produce power on-site in parallel with the electric grid or stand-alone when no utility grid is available. Several technologies are used to provide "on-site power generation" (also called "distributed generation") such as reciprocating engines, solar photovoltaic power, wind turbines and fuel cells. Our microturbines can be interconnected to other distributed energy resources to form "microgrids" (also called "distribution networks") located within a specific geographic area and provide power to a group of buildings. For customers who do not have access to the electric utility grid, microturbines provide clean, on site power with fewer scheduled maintenance intervals and greater fuel flexibility than competing technologies. For customers with access to the electric grid, microturbines provide an additional source of continuous on-site power generation, thereby providing additional reliability and potential cost savings compared to the local utility. With our stand-alone feature, customers can produce their own energy in the event of a utility power outage and can use microturbines as their primary source of power for extended periods of time unlike traditional diesel standby generator sets. Because our microturbines also produce clean, usable heat energy, they provide economic advantages to customers who can benefit from the use of hot water, chilled water, air conditioning and steam. In addition, our microturbines have been used as battery charging generators for hybrid electric vehicles and to provide power to a vessel's electrical loads in marine applications. Our microturbines are sold, installed and serviced primarily through our global distribution network. Together with our distributors, we offer new and remanufactured parts as well as a comprehensive Factory Protection Plan ("FPP") through long-term service agreements ranging from 5 to 20 years.

        As part of our long-term growth strategy, in January 2020, Capstone divided its sales and marketing team into two separate organizations. One stand-alone organization will remain focused on developing and managing the existing worldwide distribution channel and will lead all marketing and advertising activities as we continue building the Company into a strong and recognizable worldwide brand. The second stand-alone organization is responsible for growing the Company's national account business and long-term rental fleet. Additionally, this team will be responsible for business development, licensing, and new product partnerships. We will also continue to expand with new fuels, such as hydrogen and further growing our renewable market segment participation. We believe this new sales strategy, when combined with a positive adjusted EBITDA, will better enable us to capture more market share with large, global customers, where we see greater potential at dozens of their facilities worldwide. Our existing distribution network remains our worldwide feet-on-the-ground and our local presence, while the internal salesforce will build strong, long-term relationships with larger, more diverse customers.

        We offer microturbines designed for commercial, industrial and onshore and offshore oil and gas applications with product offerings ranging from 30 kilowatts to one megawatt in electric power output, which can be deployed in arrays up to 10 megawatts. Our microturbines combine patented air bearing technology, advanced combustion technology and sophisticated power electronics to form efficient and ultra-low emission electricity and cooling and heat production systems. Because of our air bearing technology, our microturbines do not require lube oil, grease, or traditional coolants. This means they do not require routine maintenance to change and dispose of lube oil, grease, or other liquid lubricants, as do the most common reciprocating engines. We also manufacture and supply controllers that provide complete automated system control, including load following and custom logic to protect against expensive local utility demand charges. These controllers include the legacy Capstone Logic Controllers and the new Capstone PowerSync family of controllers.

        Our microturbines can be fueled by various sources, including natural gas, propane, butane, various sour gases, renewable fuels such as renewable natural gas, landfill gas, biogas or digester gas, kerosene, diesel and biodiesel. Our microturbines are available with integrated unit mounted heat exchangers, making them easy to engineer and install in applications where hot water, chilled water, air conditioning and steam is desired.

        We sell microturbine units, components, controllers and accessories, as well as offer long-term microturbine rentals. We also remanufacture microturbine engines and provide new and remanufactured aftermarket spares parts, accessories, services, and comprehensive long-term service contracts from 5 to 20 years. Our microturbines are sold primarily through distributors and Original Equipment Manufacturers ("OEMs"). Distributors purchase our products for sale to end users and also provide service, application engineering and installation support. Distributors also provide a variety of additional services, including engineering, application, and air permit support services in which the microturbines will be used, installation support of the products at the end users' sites, commissioning the installed applications and providing post commissioning service, including a comprehensive FPP. Our distributors perform as independent value-added resellers. OEMs integrate our products into their own product solutions.

        Capstone was incorporated in California in 1988. On June 22, 2000, we reincorporated as a Delaware corporation. Our principal executive offices are located at 16640 Stagg Street, Van Nuys, California 91406. Our telephone number is (818) 734-5300. Our Internet address is www.capstoneturbine.com. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus or any document incorporated or deemed to be incorporated by reference herein.

 The Offering

Issuer	Capstone Turbine Corporation
Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $2,781,658.
Common stock to be outstanding after the offering

Up to 11,137,828 shares, after giving effect to the assumed sale of $2,781,658 of shares of our common stock at a price of $3.06 per share, which was the closing price of our common stock on the Nasdaq Capital Market on July 14, 2020. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time during this offering.

Manner of offering	"At the market offering" that may be made from time to time through our sales agent, H.C. Wainwright & Co., LLC. See "Plan of Distribution" on page S-10.
Use of proceeds	We intend to use the net proceeds from this offering to fund working capital requirements and for other general corporate purposes. See "Use of Proceeds" on page S-8
Nasdaq Capital Market symbol	"CPST"
Risk Factors

This investment involves a high degree of risk. See the information contained in or incorporated by reference under "Risk Factors" beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

        Except as otherwise indicated herein, the information above and elsewhere in this prospectus supplement regarding outstanding shares of our common stock is based on 10,228,789 shares of common stock outstanding as of March 31, 2020, and excludes:

  •
  11,249 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2020, with a weighted-average exercise price of $215.56 per share;

  •
  330,830 shares of common stock issuable upon vesting of restricted stock units outstanding as of March 31, 2020; and

  •
  398,993 additional shares of common stock reserved for future issuance under our stock incentive plans and our employee stock purchase plans as of March 31, 2020.

        Unless otherwise stated, all information contained in this prospectus supplement reflects an assumed public offering price of $3.06 per share, which was the closing sales price of our common stock on the Nasdaq Capital Market on July 14, 2020.

RISK FACTORS

        You should consider carefully the risks described below and discussed under the section captioned "Risk Factors" contained in our most recent annual report on Form 10-K, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which is incorporated by reference in this prospectus supplement in its entirety, together with other information in this prospectus supplement, the information and documents incorporated by reference in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment.

Risks Related to this Offering

Sales of substantial amounts of our common stock or the perception that such sales may occur could cause the market price of our common stock to drop significantly, even if our business is performing well.

        Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of options and warrants, or perceptions that those sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future. Additionally, the market price of our common stock could decline as a result of sales by, or the perceived possibility of sales by, our existing stockholders of shares of our common stock in the market after this offering. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

We will have broad discretion in how we use the proceeds of this offering, and we may not use these proceeds effectively, which could adversely affect our results of operations and cause our common stock price to decline.

        We will have considerable discretion in the application of the net proceeds of this offering. Our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree. We may not invest the proceeds of this offering effectively or in a manner that yields a favorable or any return and, consequently, this could result in further financial losses that could have a material and adverse effect on our business, cause the market price of our common stock to decline or delay the development of our products.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

        The price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock outstanding prior to this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of shares of our common stock in the aggregate amount of $2,781,658 at an assumed offering price of $3.06 per share, the closing sales price of our common stock on July 14, 2020 on the Nasdaq Capital Market, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2020 would have been approximately $15.6 million or approximately $1.40 per share. This represents an immediate increase in net tangible book value of approximately $0.13 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $1.66 per share to purchasers of our common stock in this offering. See the section entitled "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

You may experience future dilution as a result of future equity offerings.

        In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. As of March 31, 2020, approximately 741,072 shares of common stock that are subject to outstanding options, issuable upon vesting of outstanding restricted stock units or reserved for future issuance under our equity incentive plans are eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules and Rule 144 and Rule 701 under the Securities Act.

If we sell additional equity or debt securities to fund our operations, restrictions may be imposed on our business.

        In order to raise additional funds to support our operations, we may sell additional equity or debt securities, which may impose restrictive covenants that adversely impact our business. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we are unable to expand our operations or otherwise capitalize on our business opportunities as a result of such restrictions, our business, financial condition and results of operations could be materially adversely affected.

The market price of our common stock has been, and may continue to be, highly volatile and you could lose all or part of your investment in our securities.

        An investment in our securities is risky, and stockholders could lose their investment in our securities or suffer significant losses and wide fluctuations in the market value of their investment. The market price of our common stock is highly volatile and is likely to continue to be highly volatile. Given the continued uncertainty surrounding many variables that may affect our business and the industry in which we operate, our ability to foresee results for future periods is limited. This variability could affect our operating results and thereby adversely affect our stock price. Many factors that contribute to this volatility are beyond our control and may cause the market price of our common stock to change, regardless of our operating performance. Factors that could cause fluctuation in our stock price may include, among other things:

  •
  actual or anticipated variations in quarterly operating results;

  •
  market sentiment toward alternative energy stocks in general or toward us;

  •
  changes in financial estimates or recommendations by securities analysts;

  •
  conditions or trends in our industry or the overall economy;

  •
  loss of one or more of our significant customers;

  •
  errors, omissions or failures by third parties in meeting commitments to us;

  •
  changes in the market valuations or earnings of our competitors or other technology companies;

  •
  the trading of options on our common stock;

  •
  announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

  •
  announcements of significant market events, such as power outages, regulatory changes or technology changes;

  •
  changes in the estimation of the future size and growth rate of our market;

  •
  future equity financings;

  •
  the failure to produce our products on a timely basis in accordance with customer expectations;

  •
  the inability to obtain necessary components on time and at a reasonable cost;

  •
  litigation or disputes with customers or business partners;

  •
  capital commitments;

  •
  additions or departures of key personnel;

  •
  sales or purchases of our common stock;

  •
  the trading volume of our common stock;

  •
  developments relating to litigation or governmental investigations; and

  •
  further decreases in or continued low levels of oil, natural gas and electricity prices.

        In addition, the stock market in general, and the Nasdaq Capital Market and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies affected. The market prices of securities of technology companies and companies servicing the technology industries have been particularly volatile. These broad market and industry factors may cause a material decline in the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class—action litigation has often been instituted against that company. This type of litigation, regardless of whether we prevail on the underlying claim, could result in substantial costs and a diversion of management's attention and resources, which could materially harm our financial condition, results of operations and cash flow.

The common stock offered hereby will be sold in "at-the-market" offerings, and investors who buy shares at different times will likely pay different prices.

        Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

        Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the sales agreement. The number of shares that are sold by Wainwright after delivering a sales notice will fluctuate based on the market price of the common shares during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus (including the information incorporated by reference) contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include statements concerning, among other things, compliance with and availability of our line of credit, our future results of operations, sales expectations, research and development activities, our ability to develop markets for our products, our ability to produce products on a timely basis in a high quality manner, sources for and costs of component parts, federal, state and local regulations, general business, industry and economic conditions applicable to us, customer uses of our microturbines, closing of the offering, net proceeds from and expenses related to the offering, our use of proceeds from the offering, dilution resulting from the offering, exercise of the additional sale options offered hereby. When used in this prospectus supplement, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "should," "could," "may" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operation trends, are based upon our current expectations and various assumptions.

        There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein, including those risks described above. We caution you that these factors, as well as the risk factors included and incorporated by reference in this prospectus supplement, may not be exhaustive. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot accurately predict such future risk factors, nor can we assess the impact, if any, of such possible future risk factors on our businesses or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements. You are advised to review any further disclosures we make on related subjects in reports we file with the SEC. All forward-looking statements are based on expectations, assumptions and other facts and circumstances as of the respective dates of the documents in which those forward-looking statements appear and are expressly qualified in their entirety by the cautionary statements included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. We undertake no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

        We may issue and sell shares of our common stock having an aggregate offering price of $2,781,658 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

        We intend to use the net proceeds from the securities sold by us in the offering to fund working capital requirements and for general corporate purposes. While we have estimated the particular uses for the net proceeds of this offering, we cannot specify these uses with certainty. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

        Pending application of the net proceeds, the net proceeds of this offering will be deposited in interest bearing accounts or invested in certificates of deposit, United States government obligations or other short-term debt instruments selected at our discretion.

DILUTION

        If you purchase any of the shares of common stock offered by this prospectus supplement, you will experience dilution to the extent of the difference between the offering price per share of common stock you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of March 31, 2020 was approximately $13.0 million, or $1.27 per share of common stock. Net tangible book value per share represents our total tangible assets (which excludes goodwill and other intangible assets), less our total liabilities, divided by the aggregate number of shares of our common stock outstanding as of March 31, 2020.

        After giving effect to the assumed sale of $2,781,658 of shares of common stock in this offering at the assumed public offering price of $3.06 per share (the closing sales of our common stock on the Nasdaq Capital Market on July 14, 2020), and after deducting the commissions and other estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2020 would have been approximately $15.6 million, or $1.40 per share. This amount represents an immediate increase in net tangible book value of $0.13 per share to existing stockholders as a result of this offering and immediate dilution of approximately $1.66 per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis. The as adjusted information below is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share	$3.06
Net tangible book value per share as of March 31, 2020 (unaudited)	$1.27
Increase in net tangible book value per share attributable to new investors	$0.13
As adjusted net tangible book value per share after this offering	$1.40
Dilution per share to new investors participating in this offering	$1.66

        A $0.10 increase (decrease) in the assumed public offering price of $3.06 per share (the closing sales of our common stock on the Nasdaq Capital Market on July 14, 2020), would increase (decrease) the as adjusted net tangible book value by $0.01 per share and would increase (decrease) the dilution to new investors by $0.10 per share, after deducting commissions and offering expenses payable by us in connection with this offering.

        The per share data appearing above is based on 10,228,789 shares of common stock outstanding as of March 31, 2020, and excludes:

  •
  11,249 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2020, with a weighted-average exercise price of $215.56 per share;

  •
  330,830 shares of common stock issuable upon vesting of restricted stock units outstanding as of March 31, 2020; and

  •
  398,993 additional shares of common stock reserved for future issuance under our stock incentive plans and our employee stock purchase plans as of March 31, 2020.

        To the extent that outstanding options are exercised or outstanding restricted stock units vest, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

        We previously entered into a sales agreement with Wainwright, under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of not more than $2,781,658 through Wainwright as our sales agent. Sales of the common stock, if any, will be made by any method permitted by law deemed to be an "at the market offering" as defined in Rule 415 promulgated under the Securities Act. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into the Nasdaq Capital Market or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

        Wainwright will offer our common stock at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the shares of common stock requested to be sold by us. We or Wainwright may suspend the offering of the common stock being made through Wainwright under the sales agreement upon proper notice to the other party.

        Settlement for sales of common stock will occur on the second business day or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        We will pay Wainwright in cash, upon each sale of our shares of common stock pursuant to the sales agreement, a commission equal to 3.0% of the gross proceeds from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the sales agreement in an amount not to exceed $50,000 in the aggregate. Additionally, pursuant to the terms of the sales agreement, we agreed to reimburse Wainwright for the documented fees and costs of its legal counsel reasonably incurred in connection with Wainwright's ongoing diligence, drafting and other filing requirements arising from the transactions contemplated by the sales agreement in an amount not to exceed $2,500 in the aggregate per calendar quarter. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Wainwright under the sales agreement, will be approximately $75,000. We will report at least quarterly the number of shares of common stock sold through Wainwright under the sales agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of common stock.

        In connection with the sales of common stock on our behalf, Wainwright will be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

        The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of the (i) sale of all of our shares of common stock provided for in this prospectus supplement or (ii) termination of the sales agreement as permitted therein.

        Wainwright and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is included as an exhibit to our most recent Annual Report on Form 10-K filed with the SEC, and we have filed a copy of Amendment No. 1 to the sales agreement with the SEC on a Current Report on Form 8-K.

        This prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus electronically.

LEGAL MATTERS

        Goodwin Procter, LLP, Boston, Massachusetts, will pass upon the validity of the shares of common stock offered by this prospectus supplement on our behalf. Ellenoff Grossman & Schole LLP, New York, New York, will act as counsel to Wainwright in connection with this offering.

EXPERTS

        The consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Marcum LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov. Our common stock is listed for trading on The Nasdaq Capital Market under the symbol "CPST."

        We have filed with the SEC a registration statement on Form S-3 (File No. 333-225503) under the Securities Act with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus filed as part of the registration statement do not contain all the information set forth in the registration statement and its exhibits and schedules. For further information about us, this offering and our common stock, you may refer to the registration statement and to its exhibits and schedules as well as the documents described herein or incorporated herein by reference. You can review and copy these documents, without charge, at the public reference facilities maintained by the SEC or on the SEC's website as described above or you may obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

        Copies of certain information filed by us with the SEC are also available on our website at http://www.capstoneturbine.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on or accessible through our website to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or the information incorporated by reference, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the securities covered by this prospectus supplement and accompanying prospectus (other than information deemed furnished pursuant to Items 2.02 and 7.01 of Form 8-K). The documents we are incorporating by reference are:

          (a)   Our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on June 29, 2020;

          (b)   Our definitive Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed with the SEC on July 13, 2019 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2019);

          (c)   Our Current Reports on Form 8-K filed with the SEC on February 24, 2020, March 24, 2020, April 29, 2020, May 14, 2020, May 15, 2020 and June 17, 2020 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus supplement); and

          (d)   Description of our common stock and our Series B Junior Participating Preferred Stock Purchase Rights contained in Exhibit 4.19 to our Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 29, 2020 (including any subsequent amendment or report filed for the purpose of amending such description).

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates. You should direct written requests to:

  Darren R. Jamison
  President and Chief Executive Officer
  Capstone Turbine Corporation
  16640 Stagg Street
  Van Nuys, California 91406
  (818) 734-5300

PROSPECTUS

$100,000,000

Common Stock, Preferred Stock, Debt Securities, Warrants or Units

        From time to time, we may offer up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. Each time we offer securities, we will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

        The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents and any applicable fees, commissions, discounts and over-allotments in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        Our common stock is traded on the Nasdaq Capital Market under the symbol "CPST." On July 13, 2018, the closing sales price of our common stock on the Nasdaq Capital Market was $1.58 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

        Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading "Risk Factors" on page 5 of this prospectus as well as those contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 16, 2018.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock and debt securities, either individually or in units, in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference," including the risks referred to under the heading "Risk Factors" in this prospectus, in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus, before buying any of the securities being offered.

        You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operating and prospects may have changed materially since those dates.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find Additional Information."

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We post on our public website (http://www.capstoneturbine.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

        You can find, copy and inspect information we file with the SEC at the SEC's public reference room, which is located at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC's public reference room. You can also review our electronically filed reports and other information that we file with the SEC on the SEC's website at http://www.sec.gov.

        This prospectus is part of a registration statement that we filed with the SEC. The registration statement contained more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC's website. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC:

  •
  description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 21, 2000 (including any further amendment or reports filed with the SEC for the purpose of updating such description) and the description of our Series B Junior Participating Preferred Stock Purchase Rights contained in our Registration Statement on Form 8-A, filed with the SEC on May 9, 2016, including any s ubsequent amendment or report filed for the purpose of amending such description;

  •
  our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the SEC on June 7, 2018, which contains our audited financial statements for the latest fiscal year for which such statements have been filed;

  •
  Our definitive Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed with the SEC on July 13, 2018 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2018); and

  •
  Our Current Reports on Form 8-K filed with the SEC on April 4, 2018, April 23, 2018, June 7, 2018 and June 11, 2018 (except that, with respect to each of the foregoing Current Reports, any portions thereof which are furnished and not filed shall not be deemed incorporated by reference into this prospectus supplement).

        We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus until we sell all of the shares covered by this prospectus or the sale of shares by us pursuant to this prospectus is terminated.

        A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

        You may request a copy of these documents, orally or in writing, which will be provided to you at no cost by contacting:

Darren R. Jamison
President and Chief Executive Officer
Capstone Turbine Corporation
16640 Stagg Street
Van Nuys, California 91406
(818) 734-5300

FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, that are based on our management's belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

        In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect our results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading "Risk Factors" in this prospectus and in any applicable prospectus supplement or free writing prospectus and any documents incorporated by reference herein or therein. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any applicable prospectus supplement and any free writing prospectus, including the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. In particular, forward-looking statements in this prospectus, any applicable prospectus supplement or free writing prospectus and the documents that we incorporate by reference herein and therein include statements about:

  •
  our results of operations;

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  profits and losses;

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  our ability to raise additional capital;

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  R&D activities;

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  sales expectations;

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  our ability to develop markets for our products;

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  sources for parts;

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  federal, state and local government regulations;

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  our relationship with our distributors;

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  industry and economic conditions applicable to us;

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  the efficiency, reliability and environmental advantages of our products and their need for maintenance;

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  our ability to be cost-competitive and to outperform competition;

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  customer satisfaction;

v

  •
  the value of using our products;

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  our ability to achieve economies of scale;

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  market advantage;

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  return on investments;

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  issues with suppliers;

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  anticipation of product supply requirements;

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  listing requirements;

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  our microturbine technology;

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  the utilization of our products;

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  competition;

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  the introduction of new technologies;

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  our production capacity;

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  international markets;

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  protection of intellectual property;

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  cybersecurity threats;

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  the adequacy of our facilities;

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  dividends;

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  business strategy;

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  product development;

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  capital resources;

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  capital expenditures;

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  liquidity;

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  amortization expense of intangibles;

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  cost of warranties;

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  stock-based compensation;

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  our NOL rights plan;

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  purchase and lease commitments;

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  current liabilities;

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  recently issued accounting standards;

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  market risk;

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  international sanctions risk;

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  the strength of the U.S. dollar;

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  the effect of cost reductions on future business initiatives;

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  interest rate sensitivity;

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  the Tax Cuts and Jobs Act; and

  •
  growth of the shale gas market.

        Forward-looking statements contained in this prospectus, any applicable prospectus supplement or free writing prospectus or in the documents that we reference herein and therein represents our views only as of the respective dates on which such statements were made. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date on which they were made.

SUMMARY

        This summary highlights selected information from this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities referred to under the heading "Risk Factors" in this prospectus and contained in the applicable prospectus supplement and any related free writing prospectus, and in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

        Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words "Capstone Turbine Corporation," "Capstone," "the Company," "we," "us," and "our company" or similar references refer to Capstone Turbine Corporation; and the term "securities" refers collectively to our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities, or any combination of the foregoing securities.

        This prospectus, and the information incorporated herein by reference, includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

Our Company

        We develop, manufacture, market and service microturbine technology solutions for use in stationary distributed power generation and distribution networks applications, including cogeneration (combined heat and power, integrated combined heat and power, and combined cooling, heat and power, renewable energy, natural resources and critical power supply. In addition, our microturbines have been used as battery charging generators for hybrid electric vehicles and to provide power to a vessel's electrical loads in marine applications. Microturbines allow customers to produce power on-site in parallel with the electric grid or stand-alone when no utility grid is available. Several technologies are used to provide "on-site power generation" (also called "distributed generation") such as reciprocating engines, solar power, wind turbine systems and fuel cells. Our microturbines can be interconnected to other distributed energy resources to form "microgrids" (also called "distribution networks") located within a specific geographic area and provide power to a group of buildings. For customers who do not have access to the electric utility grid, microturbines provide clean, on site power with fewer scheduled maintenance intervals and greater fuel flexibility than competing technologies. For customers with access to the electric grid, microturbines provide an additional source of continuous duty power, thereby providing additional reliability and potential cost savings. With our stand alone feature, customers can produce their own energy in the event of a power outage and can use microturbines as their primary source of power for extended periods. Because our microturbines also produce clean, usable heat energy, they provide economic advantages to customers who can benefit from the use of hot water, chilled water, air conditioning and heating. Our microturbines are sold, installed and serviced primarily through our global distribution network. Together with our distributors, we offer new and remanufactured parts as well as a comprehensive Factory Protection Plan ("FPP").

        We offer microturbines designed for commercial, industrial and utility users with product offerings ranging from 30 kilowatts to one megawatt in electric power output. Our microturbines combine patented air bearing technology, advanced combustion technology and sophisticated power electronics to form efficient and ultra-low emission electricity and cooling and heat production systems. Because of our air bearing technology, our microturbines do not require lube oil or coolant. This means they do not require routine maintenance to change and dispose of oil or other liquid lubricants, as do the most common reciprocating engines. Our microturbines can be fueled by various sources, including natural gas, propane, sour gas, renewable fuels such as landfill or digester gas, kerosene, butane, diesel and biodiesel. Our microturbines are available with integrated heat exchangers, making them easy to engineer and install in applications where hot water, chilled water, air conditioning and heating is used.

        We sell complete microturbine units, components and accessories. We also remanufacture microturbine engines and provide aftermarket parts and services. Our microturbines are sold primarily through distributors and Original Equipment Manufacturers ("OEMs"). Distributors purchase our products for sale to end users and also provide service, application engineering and installation support. Distributors also provide a variety of additional services, including engineering the applications in which the microturbines will be used, installation support of the products at the end users' sites, commissioning the installed applications and providing post commissioning service, including a comprehensive FPP. Our distributors perform as independent value added resellers. OEMs integrate our products into their own product solutions.

        The address of our principal executive offices is 16640 Stagg Street in Van Nuys, California 91406 and our telephone number is (818) 734-5300. Our website address is http://www.capstoneturbine.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The Securities We May Offer

        We may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock and debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, either individually or in units, with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

        The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

        We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

  •
  the names of those agents or underwriters;

  •
  applicable fees, discounts and commissions to be paid to them;

  •
  details regarding over-allotment options, if any; and

  •
  the net proceeds to us.

        Common Stock.    We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Subject to the preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors (the "Board") out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock.

        Preferred Stock.    We may issue shares of our preferred stock from time to time, in one or more series. Our Board of Directors will determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series.

        If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        Debt Securities.    We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. We will file as exhibits to the registration statement of which this prospectus is a part, the form of indenture and any supplemental agreements that describe the terms of the series of debt securities we are offering before the issuance of the related series of debt securities.

        We may evidence each series of debt securities by indentures we will issue. Debt securities may be issued under an indenture that we enter into with a trustee. We will indicate the name and address of the trustee, if applicable, in the prospectus supplement relating to the particular series of debt securities being offered.

        Warrants.    We may issue warrants from time to time, in one or more series, for the purchase of common stock and/or preferred stock. We may issue warrants independently or together with common stock and/or preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

        Units.    We may issue units from time to time, in one or more series, consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock and/or preferred stock in any combination. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

        We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

RISK FACTORS

        An investment in our securities involves a high degree of risk. In addition to the other information included in, or incorporated by reference into, this prospectus, the applicable prospectus supplement and any related free writing prospectus, you should carefully consider the following risk factor and the risks and uncertainties set forth under the heading "risk factors" in our Annual Report on Form 10-K for the year ended March 31, 2018 filed with the SEC on June 7, 2018 which is incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act (including by the filing of Current Reports on Form 8-K), when determining whether or not to purchase the securities offered under this prospectus and the prospectus supplement. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and trading price of our common stock.

We have effected reductions in our operating costs and, as a result, our ability to cut costs further and sustain our business initiatives may be limited.

        Beginning in April 2015, we have implemented various initiatives to reduce operating costs across all functions of the Company and focus our business efforts on our most promising near-term product opportunities. As a result of these cost-cutting initiatives, we may have a more limited ability to further reduce costs to increase our liquidity should such measures become necessary. Any further reductions may have a materially negative impact on our business.

USE OF PROCEEDS

        Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be used for general corporate purposes, which may include, but are not limited to, working capital, capital expenditures, acquisitions and repurchases or redemptions of securities. When particular securities are offered, a prospectus supplement related to that offering will set forth our intended use of the net proceeds received from the sale of those securities. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in short-term marketable securities, applied to repay indebtedness outstanding at that time, or used for other general corporate purposes until they are used for their stated purpose.

DILUTION

        If there is a material dilution of the purchasers' equity interest from the sale of common equity securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers' securities in an offering under this prospectus:

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  the net tangible book value per share of our equity securities before and after the offering;

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  the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

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  the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

 PLAN OF DISTRIBUTION

        We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Each time we offer and sell securities, we will provide a prospectus supplement that will set forth the terms of the offering of the securities, including:

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  the name or names of the underwriters, if any;

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  the purchase price of the securities and the proceeds we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or re-allowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we or they have a material relationship. The prospectus supplement, naming the underwriter, will describe the nature of any such relationship.

        We may sell securities directly or through agents we or they designate from time to time. The prospectus supplement will name any agent involved in the offering and sale of securities and any commissions we will pay to them. Unless the prospectus supplement states otherwise, any agent will be acting on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain purchasers to purchase securities from us or them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and any commissions we must pay for solicitation of these contracts.

        We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

        We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters that are qualified market makers on the Nasdaq Capital Market, may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

 DESCRIPTION OF CAPITAL STOCK

General

        Our authorized capital stock consists of 515,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share. As of July 13, 2018, there were 64,193,808 shares of our common stock outstanding, no shares of our preferred stock outstanding, and 2,718,750 Series A warrants outstanding.

        The following summary description of our capital stock is based on the provisions of our second amended and restated certificate of incorporation, as amended, fourth amended and restated bylaws, and the applicable provisions of the Delaware General Corporation Law. This summary does not purport to be complete and is qualified entirely by reference to the applicable provisions of our second amended and restated certificate of incorporation, fourth amended and restated bylaws, and the Delaware General Corporation Law ("DGCL"). For information on how to obtain copies of our amended and restated certificate of incorporation and fourth amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see "Where You Can Find Additional Information" and "Incorporation of Certain Information by Reference."

Common Stock

        The holders of our Common Stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of our Board, subject to any preferential dividend rights granted to the holders of any outstanding series of Preferred Stock. We currently intend to retain any earnings for use in our business and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. We have never declared or paid any cash dividends on our capital stock. In the future, the decision to pay any cash dividends will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors as our Board, in its sole discretion, may consider relevant. In the event of our liquidation or dissolution, holders of our Common Stock are entitled to share equally in all assets remaining after payment of liabilities and the liquidation preference of any outstanding series of Preferred Stock. The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Cumulative voting for directors is not permitted, which means the holder or holders of more than one-half of the shares voting for the election of directors can elect all of the directors then being elected. Our Board is not divided into classes. Our second amended and restated certificate of incorporation and fourth amended and restated bylaws contain no provisions that would require greater than a majority of stockholders to approve mergers, consolidations, sales of a substantial amount of assets, or other similar transactions. Holders of our Common Stock do not have preemptive rights to purchase shares of our Common Stock. The issued and outstanding shares of our Common Stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. All outstanding shares of our Common Stock are, and any shares of Common Stock issued will be, upon payment therefor, fully paid and nonassessable, which means that holders of our Common Stock will have paid their purchase price in full and we may not require them to pay additional funds. The rights, preferences and privileges of holders of our Common Stock are subject to those of the holders of any Preferred Stock that we may issue in the future.

Anti-Takeover Considerations and Special Provisions of Delaware Law, our Second Amended and Restated Certificate of Incorporation and our Amended and Second Restated Bylaws

Rights Agreement

        On May 6, 2016, the Company entered into a rights agreement (the "NOL Rights Agreement") with Broadridge Corporate Issuer Solutions, Inc., successor-in-interest to Computershare Inc., as rights agent. In connection with the NOL Rights Agreement, the Company's Board authorized and declared a dividend distribution of one preferred stock purchase right (a "New Right") for each share of the Company's common stock authorized and outstanding. Each New Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.001 per share, at a purchase price of $8.76 per unit, subject to adjustment. The description and terms of the New Rights are set forth in the NOL Rights Agreement.

        The purpose of the NOL Rights Agreement is to diminish the risk that the Company's ability to use its net operating losses and certain other tax assets (collectively, "Tax Benefits") to reduce potential future federal income tax obligations would become subject to limitations by reason of the Company's experiencing an "ownership change," as defined in Section 382 of the Internal Revenue Code of 1986. A company generally experiences such an ownership change if the percentage of its stock owned by its "5-percent shareholders," as defined in Section 382 of the Internal Revenue Code of 1986, increases by more than 50 percentage points over a rolling three-year period. The NOL Rights Agreement is designed to reduce the likelihood that the Company will experience an ownership change under Section 382 of the Internal Revenue Code of 1986 by (i) discouraging any person or group from becoming a 4.99% shareholder and (ii) discouraging any existing 4.99% shareholder from acquiring additional shares of the Company's stock.

        The New Rights will not be exercisable until the earlier to occur of (i) the close of business on the tenth business day after a public announcement or filing that a person has, or group of affiliated or associated persons or persons acting in concert have, become an "Acquiring Person," which is defined as a person or group of affiliated or associated persons or persons acting in concert who, at any time after the date of the NOL Rights Agreement, have acquired, or obtained the right to acquire, beneficial ownership of 4.99% or more of the Company's outstanding shares of common stock, subject to certain exceptions or (ii) the close of business on the tenth business day after the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"). Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying common stock or are reportable for purposes of Regulation 13D of the Exchange Act, are treated as beneficial ownership of the number of shares of common stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the common stock are directly or indirectly held by counterparties to the derivatives contracts.

        The New Rights, which are not exercisable until the Distribution Date, will expire prior to the earliest of (i) May 6, 2019 or such later day as may be established by the Board prior to the expiration of the New Rights, provided that the extension is submitted to the Company's stockholders for ratification at the next annual meeting of stockholders of the Company succeeding such extension; (ii) the time at which the New Rights are redeemed pursuant to the NOL Rights Agreement; (iii) the time at which the New Rights are exchanged pursuant to the NOL Rights Agreement; (iv) the time at which the New Rights are terminated upon the occurrence of certain transactions; (v) the close of business on the first day after the 2017 Annual Meeting of stockholders, if approval by the stockholders of the Company of the NOL Rights Agreement has not been obtained on or prior to the close of business on the first day after the 2017 Annual Meeting of stockholders; (vi) the close of business on the effective date of the repeal of Section 382 of the Internal Revenue Code of 1986, if the Board determines that the NOL Rights Agreement is no longer necessary or desirable for the preservation of Tax Benefits; and (vii) the close of business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits are available to be carried forward.

        Each share of Series B Junior Participating Preferred Stock will be entitled, when, as and if declared, to a preferential per share quarterly dividend payment equal to the greater of (i) $1.00 per share or (ii) an amount equal to 1,000 times the dividend declared per share of common stock. Each share of Series B Junior Participating Preferred Stock will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Series B Junior Participating Preferred Stock will be entitled to receive 1,000 times the amount received per one share of common stock.

Delaware Anti-Takeover Law

        We are subject to the provisions of Section 203 of the DGCL, which regulates corporate takeovers. This section prevents Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

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  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an interested stockholder);

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  an affiliate of an interested stockholder; or

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  an associate of an interested stockholder,

for three years following the date that the stockholder became an interested stockholder.

        Section 203 of the DGCL defines "business combination" to include:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

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  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        However, the above provisions of Section 203 do not apply if:

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  our Board approves the transaction that made the stockholder an interested stockholder, prior to the date of that transaction;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers; or

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  on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Second Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws

        A number of provisions of our second amended and restated certificate of incorporation and our fourth amended and restated bylaws concern matters of corporate governance and the rights of our stockholders. Provisions that grant our Board ability to issue shares of Preferred Stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our Board, including takeovers that may be considered by some stockholders to be in their best interests, such as those attempts that might result in a premium over the market price for the shares held by stockholders. Certain provisions could delay or impede the removal of incumbent directors even if such removal would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of our Common Stock. Our Board believes that these provisions are appropriate to protect our interests and the interests of our stockholders.

        Meetings of and Actions by Stockholders.    Our fourth amended and restated bylaws provide that annual meetings of our stockholders may take place at the time and place designated by our Board. A special meeting of our stockholders may be called at any time by the chairman of the Board, or by a majority of the directors or by a committee of the Board that has been granted the power to call such meetings. Stockholders may take action only at a regular or special meeting of stockholders and not by written consent without a meeting.

        Cumulative Voting.    Our fourth amended and restated bylaws expressly deny stockholders the right to cumulative voting in the election of directors.

        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our fourth amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice in writing. To be timely, a stockholder's notice must be delivered to our principal executive offices not less than 120 days prior to the first anniversary of the date Capstone's proxy statement was released to security holders in connection with the preceding year's annual meeting. If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder in order to be timely must be received by Capstone no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date the meeting was made, whichever comes first. Our fourth amended and restated bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

        Filling of Board Vacancies.    Our second amended and restated certificate of incorporation and our fourth amended and restated bylaws provide that vacancies in the Board may be filled until the next annual meeting of stockholders by a majority of the directors remaining in office, even though that number may be less than a quorum of the Board, or by a sole remaining director.

        Amendment of the Certificate of Incorporation.    Our second amended and restated certificate of incorporation may be amended, altered, changed or repealed in the manner prescribed by the DGCL. However, no amendment, alteration, change or repeal may be made with respect to Article V (amendment of the bylaws by the stockholders), Article VI (number of directors), Article VII (term of office of directors after an increase or decrease in the number of directors), Article IX (action by stockholders), Article X (calling of special meetings of the stockholders) or Article XI (amending the second amended and restated certificate of incorporation) without the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the corporation, voting together as a single class.

        Amendment of the Bylaws.    Our fourth amended and restated bylaws may be rescinded, altered, amended or repealed, and new bylaws may be made (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board, or (ii) by the stockholders, by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the outstanding voting stock of the corporation, voting together as a single class, at any annual or special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of the annual or special meeting. The bylaws can only be amended if such amendment would not conflict with the certificate of incorporation. Any bylaw made or altered by the requisite number of stockholders may be altered or repealed by the Board or by the requisite number of stockholders.

Limitations on Liability and Indemnification of Officers and Directors

        We have adopted provisions in our second amended and restated certificate of incorporation and fourth amended and restated bylaws which require us, to the fullest extent permitted by the DGCL, to indemnify all directors and officers of Capstone against any liability and to advance indemnification expenses on behalf of all directors and officers of Capstone. In addition, our fourth amended and restated bylaws provide that we may, at the discretion of the Board, indemnify any person who is a party to any threatened, pending or completed action, suit or proceeding or threatened to be made such a party by reason of the fact that such person is or was an employee or agent of Capstone or is or was serving at Capstone's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. To the full extent permitted by law, the indemnification provided under the fourth amended and restated bylaws shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by Capstone in advance of the final disposition of such action, suit or proceeding. The indemnification provided under the fourth amended and restated bylaws shall not be deemed to limit our right to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from Capstone may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        The second amended and restated certificate of incorporation further requires us to limit, to the fullest extent permitted by the DGCL, the liability for monetary damages of directors of Capstone for actions or inactions taken by them as directors. Our second amended and restated certificate of incorporation and fourth amended and restated bylaws also empower us, to the fullest extent permitted by the DGCL, to purchase and maintain insurance on behalf of any such person against any liability which may be asserted.

        The limitation of liability and indemnification provisions in our second amended and restated certificate of incorporation and fourth amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. They may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though an action of this kind, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, we believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

Preferred Stock

        We may issue shares of our preferred stock from time to time, in one or more series. Of the 10,000,000 shares of preferred stock authorized, 60,000 shares have been designated as Series B Junior Participating Preferred Stock. The remainder are undesignated as to preferences, privileges and restrictions. Our Board will determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series.

        On May 6, 2016, we filed a Certificate of Designations with the State of Delaware which designates 60,000 shares of our preferred stock as Series B Junior Participating Preferred Stock. Each share of Series B Junior Participating Preferred Stock will be entitled, when, as and if declared, to a preferential per share quarterly dividend payment equal to the greater of (i) $1.00 per share or (ii) an amount equal to 1,000 times the dividend declared per share of common stock. Each share of Series B Junior Participating Preferred Stock will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Series B Junior Participating Preferred Stock will be entitled to receive 1,000 times the amount received per one share of common stock.

        If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our amended and restated certificate of incorporation if the amendment would change the par value, the number of authorized shares of the class or the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Transfer Agent and Registrar

        Our transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc., 1717 Arch St., Suite 1300, Philadelphia, Pennsylvania 19103.

Listing

        Our common stock is listed on the Nasdaq Capital Market, under the symbol "CPST."

DESCRIPTION OF OUR DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. We refer to the senior and subordinated debt and senior and subordinated convertible debt collectively as debt securities. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, a prospectus supplement or free writing prospectus will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the general terms we describe below.

        We may issue senior debt securities from time to time, in one or more series, under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series, under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to this registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures.

        None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

        The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities.

General

        We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

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  the title;

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  the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;

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  the maturity date;

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  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  restrictions on transfer, sale or other assignment, if any;

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  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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  whether the indenture will restrict our ability or the ability of our subsidiaries to:

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  incur additional indebtedness;

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  issue additional securities;

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  create liens;

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  pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

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  redeem capital stock;

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  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

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  make investments or other restricted payments;

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  sell or otherwise dispose of assets;

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  enter into sale-leaseback transactions;

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  engage in transactions with stockholders or affiliates;

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  issue or sell stock of our subsidiaries; or

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  effect a consolidation or merger;

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  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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  a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

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  information describing any book-entry features;

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  provisions for a sinking fund purchase or other analogous fund, if any;

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  the applicability of the provisions in the indenture on discharge;

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  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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  the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

        We may, from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (a) the payment of interest accruing prior to the issue date of such further debt securities or (b) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

Certain Terms of the Senior Debt Securities

        Conversion or Exchange Rights.    We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of senior debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or other securities (including securities of a third-party) that the holders of the series of senior debt securities receive would be subject to adjustment.

        Consolidation, Merger or Sale.    Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the senior indenture or the senior debt securities, as appropriate. If the senior debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the senior debt securities into securities that the holders of the senior debt securities would have received if they had converted the senior debt securities before the consolidation, merger or sale.

        No Protection in the Event of a Change in Control.    Unless we indicate otherwise in a prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

        Events of Default.    Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to any series of senior debt securities that we may issue:

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  if we fail to pay interest when due and payable and our failure continues for 30 days (or such other period as may be specified for such series) and the time for payment has not been extended;

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  if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise (and, if specified for such series, the continuance of such failure for a specified period), and the time for payment has not been extended;

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  if we fail to observe or perform any other covenant contained in the senior debt securities or the senior indenture, other than a covenant that is specifically dealt with elsewhere in the senior indenture, and our failure continues for 90 days after we receive notice from the senior trustee or holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of the applicable series; and

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  if specified events of bankruptcy, insolvency or reorganization occur.

        We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of senior debt securities.

        If an event of default with respect to senior debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the senior trustee or the holders of at least a majority in aggregate principal amount of the outstanding senior debt securities of that series, by notice to us in writing, and to the senior trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of senior debt securities then outstanding shall be due and payable without any notice or other action on the part of the senior trustee or any holder.

        Unless otherwise specified in the prospectus supplement or free writing prospectus applicable to a particular series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

        The holders of a majority in principal amount of the outstanding senior debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the senior indenture. Any waiver shall cure the default or event of default.

        Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the senior trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of, premium, if any, on or interest on such senior debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

        The holders of a majority in aggregate principal amount of a series of senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee or exercising any trust or power conferred on the senior trustee with respect to such senior debt securities. However, the senior trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the senior trustee in personal liability or that the senior trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder of the senior debt securities of any series will have the right to institute a proceeding under the senior indenture or to appoint a receiver or senior trustee, or to seek other remedies if:

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  the holder has given written notice to the senior trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request, and such holders have offered reasonable indemnity to the senior trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

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  the senior trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of senior debt securities if we default in the payment of the principal, premium, if any, or interest on, the senior debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

        Modification and Waiver.    We and the senior trustee may amend, supplement or modify the senior indenture or the senior debt securities without the consent of any holders with respect to the following specific matters:

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  to fix any ambiguity, defect or inconsistency in the senior indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement or any free writing supplement;

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  to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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  to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of senior debt securities;

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  to evidence the succession of another corporation, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

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  to provide for or add guarantors with respect to the senior debt securities of any series;

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  to establish the form of any certifications required to be furnished pursuant to the terms of the senior indenture or any series of senior debt securities, or to add to the rights of the holders of any series of senior debt securities;

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  to evidence and provide for the acceptance of appointment hereunder by a successor senior trustee or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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  to make any change to the senior debt securities of any series, so long as no senior debt securities of such series are outstanding

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  to provide for uncertificated senior debt securities and to make all appropriate changes for such purpose;

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the senior indenture; or

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  to change anything that does not materially adversely affect the interests of any holder of senior debt securities of any series.

        Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

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  extends the stated maturity of any senior debt securities;

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  reduces the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any senior debt securities;

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  reduces the rate or extends the time of payment of interest on any senior debt securities; or

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  reduces the percentage of senior debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

        Satisfaction and Discharge.    We can elect to satisfy and discharge our obligations with respect to one or more series of senior debt securities, except for specified obligations, including obligations to:

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  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  recover excess money held by the senior trustee;

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  compensate and indemnify the senior trustee; and

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  appoint any successor senior trustee.

        In order to exercise our rights to be discharged, we must deposit with the senior trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the senior debt securities of the series on the dates payments are due.

        Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back a holder's senior debt securities and gave such holder his or her share of the cash and debt securities or bonds deposited in trust. In that event, such holder could recognize gain or loss on the senior debt securities such holder gives back to us. Holders of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

        Information Concerning the Senior Trustee.    The senior trustee, other than during the occurrence and continuance of an event of default under the senior indenture, undertakes to perform only those duties as are specifically set forth in the applicable senior indenture and no implied covenants or obligations shall be read into the senior indenture against the senior trustee. Upon the occurrence and during the continuation of an event of default under the senior indenture, the senior trustee must use the same degree of care as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        The senior trustee is under no obligation to exercise any of the powers given it by the senior indenture at the request of any holder of senior debt securities unless it is offered security and indemnity against the costs, expenses and liabilities that it might incur.

        We may have normal banking relationships with the senior trustee in the ordinary course of business.

Certain Terms of the Subordinated Debt Securities

        Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement or free writing prospectus relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

        Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

        Subordination.    The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, on or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of, or premium, if any, on and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

Ranking of Debt Securities

        The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness (including senior debt securities) to the extent described in a prospectus supplement or free writing prospectus.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. Warrants may be offered independently or together with common stock, preferred stock and/or debt securities offered by any prospectus supplement or free writing prospectus, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the general terms we describe below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms of the series of warrants being offered. If warrants for the purchase of debt securities are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

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  the offering price and the aggregate number of warrants offered;

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  the currencies in which the warrants are being offered;

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  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities that can be purchased if a holder exercises a warrant;

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  the designation and terms of any series of debt securities with which the warrants are being offered and the number of warrants offered with each such debt security;

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  the date on and after which the holder of the warrants can transfer them separately from the related series of debt securities;

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  the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

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  the terms of any rights to redeem or call the warrants;

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  the date on which the right to exercise the warrants begins and the date on which such right expires;

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  federal income tax consequences of holding or exercising the warrants; and

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  any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

        Warrants for the purchase of debt securities will be in registered form only.

        If warrants for the purchase of common stock or preferred stock are offered, the prospectus supplement or free writing prospectus will describe the following terms, to the extent applicable:

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  the offering price and aggregate number of warrants offered;

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  the currency for which the warrants may be purchased;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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  the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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  the warrant agreement, if any, under which the warrants will be issued;

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  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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  anti-dilution provisions of the warrants if any;

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  the terms of any rights to redeem or call the warrants;

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  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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  the dates on which the right to exercise the warrants will commence and expire;

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  the manner in which the warrant agreements and warrants may be modified;

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  the identities and addresses of the warrant agent and any calculation or other agent for the warrants;

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  the terms of the securities issuable upon exercise of the warrants;

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  any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

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  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the securities purchasable upon exercise of the warrant.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

        Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

        Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with the terms of such warrants.

Calculation Agent

        Calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders.

        The calculation agent's determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

 DESCRIPTION OF UNITS

        The following description, together with the additional information that we include in any applicable prospectus supplements or free writing prospectuses that we may authorize to be distributed to purchasers, summarizes the material terms and provisions of the units that we may offer under this prospectus. We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock and/or preferred stock in any combination. While the terms we have summarized below will generally apply to any future series of units we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement or free writing prospectus. The terms of any series of units we offer under a prospectus supplement or free writing prospectus may differ from the general of terms we described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below in this section;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  whether the units will be issued in fully registered or global form.

        The provisions described in this section, as well as those described under "Description of Capital Stock" and "Description of Warrants" will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

FORMS OF SECURITIES

General

        Each debt security, unit and warrant will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser's beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

        We may issue the registered debt securities, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers' abilities to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants, or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

 LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. If the validity of any securities is also passed upon by counsel any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

        The consolidated financial statements of Capstone Turbine Corporation as of March 31, 2018 and 2017 and for each of the years in the two-year period ended March 31, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the reports of Marcum LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$2,781,658

Capstone Turbine Corporation

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

July 15, 2020